Exhibit 99.1
Independent Auditors’ Consent
The Board of Directors
Excel Coal Limited:
We consent to the incorporation by reference in the registration statement (No. 333-136108) on Form S-3 of Peabody Energy Corporation of our report dated 29 September 2006, with respect to the consolidated balance sheet of Excel Coal Limited and its subsidiaries as of and for the year ended 30 June 2006, and the related consolidated income statement, statement of changes in equity and statement of cash flows for the year ended 30 June 2006, which report appears in the Form 8-K of Peabody Energy Corporation dated 2 October 2006 and to the reference to our firm under the heading “Experts” in the Registration Statement and related prospectus. Our report refers to the adoption of new accounting standards for financial instruments.
KPMG
Sydney, Australia,
29 September, 2006